UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

---------------------------

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 29, 2004

THE DEWEY ELECTRONICS CORPORATION.
(Exact name of registrant as specified in its charter)


New York
(State or other
jurisdiction of
incorporation)

0-2892
(Commission File
Number)

13-1803974
(I.R.S. Employer
Identification Number)


27 Muller Road
Oakland, New Jersey
(address of principal executive
offices)
07436
(Zip Code)


Registrant's telephone number, including area code: (201) 337-4700


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities
Act
X	  Soliciting material pursuant to Rule 14a-12 under the
Exchange Act
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act



Item 1.01.  Entry into a Material Definitive Agreement

On December 29, 2004, The Dewey Electronics Corporation (the "Company") agreed to sell approximately 68 acres of undeveloped and unused land it owns in Bergen County, New Jersey to K. Hovnanian North Jersey Acquisitions, L.L.C. (the "Buyer"). The property, created during the construction of Route 287 by the New Jersey Department of Transportation, is adjacent to the Company's executive offices and manufacturing operations and an interchange of Route 287. The Buyer is a wholly-owned subsidiary of Hovnanian Enterprises, Inc., a large residential real estate developer and homebuilder with projects in New Jersey and other parts of the United States. The Company's press release announcing the land sale agreement is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01.  Other Events

The Company expects to hold its next annual meeting on or about March 8, 2005, which is more than 30 days after the anniversary of the date of the Company's last annual meeting (held on December 3, 2003).

Item 9.01.  Exhibits

99.1	Press Release of the Company dated December 29, 2004.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DEWEY ELECTRONICS CORPORATION

Date: December 29, 2004

/s/ Thom A. Velto
Thom A. Velto, Treasurer
Principal Accounting Officer




INDEX TO EXHIBITS

Exhibit Number     Description

99.1               Press Release of The Dewey Electronics
                   Corporation, dated December 29, 2004



Exhibit 99.1


The Dewey Electronics Corporation Enters Into Land Sale Agreement with
K. Hovnanian North Jersey Acquisitions, L.L.C.


Oakland, NJ - December 29, 3004 - The Dewey Electronics Corporation (OTC: DWY OB) announced today that it has agreed to sell approximately 68 acres of undeveloped and unused land it owns in Bergen County, New Jersey to K. Hovnanian North Jersey Acquisitions, L.L.C. (the "Buyer"). The property, created during the construction of Route 287 by the New Jersey Department of Transportation, is adjacent to the Company's executive offices and manufacturing operations and an interchange of Route 287. The Buyer is a wholly-owned subsidiary of Hovnanian Enterprises, Inc., a large residential real estate developer and homebuilder with projects in New Jersey and other parts of the United States.

The Buyer has agreed to pay a minimum purchase price of $12,000,000 for the land,. except that if the Buyer exercises an election under the contract to purchase a portion of the property, the minimum purchase price would be $6,000,000.

Completion of the land sale depends on a number of conditions being satisfied, including extensive regulatory and rezoning approvals from New Jersey state and local entities. At the Company's next annual meeting, which it expects to hold on or about March 8, 2005, stockholders will be asked to approve the proposed land sale. If stockholder approval is not obtained, the Company and the Buyer will each have the right to terminate the land sale agreement. The land sale agreement may also be terminated by the Buyer if it is not satisfied with the results of its investigation relating to the land.

Under the land sale agreement, the Buyer would have up to eight years from the Company's annual meeting (assuming the land sale proposal is approved by stockholders) to obtain the necessary regulatory approvals. The Company believes that eight years would be an unlikely duration for the regulatory process, but can not give any assurances that the land sale will be completed or (if the sale is completed) the timing thereof. The Company has not made a determination as to the use of proceeds from the transaction, if completed.

Richard S. Meyers, Senior Vice President of SBWE Inc. in Hasbrouck Heights, New Jersey has acted as the exclusive real estate broker for this transaction.

About The Dewey Electronics Corporation

The Dewey Electronics Corporation, founded in 1955, is a diversified manufacturer of sophisticated electronic and electromechanical systems for the military. Visit our website at www.deweyelectronics.com.

This release contains forward-looking statements as defined in Section 21E of the Securities and Exchange Act of 1934, including statements about future business operations, financial performance and market conditions. Such forward-looking statements involve risks and uncertainties including those involved in the Company's dependence upon its Department of Defense business, as further described in our filings under the Securities Exchange Act.

The Company will file a proxy statement with the Securities and Exchange Commission concerning the proposed land sale. Holders of Company common stock are urged to read the proxy statement when it becomes available because it will contain important information. In addition, the Company's directors, executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company with respect to the proposed land sale. Information about the directors and executive officers of the Company will be available in the proxy statement that the Company will file with the Securities and Exchange Commission. Investors will be able to obtain a free copy of such proxy statement, when it is available, and any other relevant documents filed by the Company at the Commission's website, http://www.sec.gov , and by contacting the Company at: 27 Muller Road, Oakland, New Jersey 07436,
Attention: Investor Relations.